Exhibit 4.6

INTERNATIONAL COAL GROUP, INC.,

as Issuer,

AND EACH OF THE GUARANTORS PARTY HERETO,

as Guarantors

FORM OF INDENTURE

Dated as of

                    ,

as Trustee

Debt Securities

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
(c)	Not Applicable
311(a)	7.11
(b)	7.11
(c)	Not Applicable
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	Not Applicable
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.02; 4.03; 12.02; 12.05
(b)	Not Applicable
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	12.05
(f)	Not Applicable
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)	6.05
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	12.01

*	Note: This Cross-Reference Table is not part of the Indenture.

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

EXHIBIT

Exhibit A	FORM OF NOTATION OF GUARANTEE
Exhibit B	FORM OF SUPPLEMENTAL INDENTURE

iii

INDENTURE dated as of             , by and between International Coal Group, Inc., a Delaware corporation (the “Issuer”), the guarantors listed on the signature pages hereto (the “Guarantors”) and             , as trustee (the “Trustee”).

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Notes”), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of its Board of Directors or by supplemental indentures or Officer’s Certificates. In addition, the Guarantors have duly authorized the execution and delivery of this Indenture as Guarantors of the Notes.

The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Notes:

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the board of directors or other governing body, and in the absence of the same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by its Board of Directors or pursuant to authorization by its Board of Directors and to be in full force and effect on the date of the certificate (and delivered to the Trustee, if appropriate).

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at the address of the Trustee specified in Section 12.02 hereof, or such other address as to which the Trustee may give notice to the Issuer.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, unless otherwise provided in a Board Resolution, a supplemental indenture or an Officer’s Certificate with respect to the Notes of any Series issuable or issued in whole or in part in the form of one or more Global Notes, the Person specified in Section 2.04 hereof as the Depositary with respect to such Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discount Note” means any Note that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture. If so provided in the Board Resolution, a supplemental indenture or an Officer’s Certificate with respect to a Series of Notes, the Issuer may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.

“Global Note” or “Global Notes” means a Note or Notes, as the case may be, in the form established pursuant to Section 2.02 evidencing all or part of a Series of Notes, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Government Securities” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Securities or a specific payment of interest on or principal of any such Government Securities held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means (i) initially each party identified as such on the signature pages hereto and (ii) any other Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” of any person as of any date means, without duplication, all indebtedness of such person in respect of borrowed money, including all interest, fees and expenses owed in respect thereto (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Notes established as contemplated hereunder.

“Issuer” has the meaning assigned to it in the preamble to this Indenture until a successor thereto duly assumes the obligations upon the Notes and under this Indenture, and thereafter means such successor. The foregoing sentence will likewise apply to any subsequent such successor or successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to close.

“Maturity,” when used with respect to any Note or installment of principal thereof, means the date on which the principal of such Note or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Non-Recourse Debt” means indebtedness of a Subsidiary:

(1) as to which neither the Issuer nor any Guarantor (a) provides credit support of any kind (including any undertaking, indemnity, agreement or instrument that would constitute indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Subsidiary) would permit upon notice, lapse of time or both any holder of any other indebtedness (other than the Notes of the particular Series) of the Issuer or any Guarantor to declare a default on the other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) the explicit terms of which provide there is no recourse to the Equity Interests or assets of the Issuer or any of the Guarantors.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Officer” means, with respect to the Issuer, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject or who has direct responsibility for the administration thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series” or “Series of Notes” means each series of debentures, notes or other debt instruments of the Issuer created pursuant to Sections 2.01 and 2.02 hereof.

“Significant Subsidiary” means any direct or indirect Subsidiary of the Issuer that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the final payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), and the rules and regulations promulgated thereunder, as in effect on the date of this Indenture, except as provided in Section 12.01.

“Trustee” has the meaning assigned to it in the preamble to this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Notes of any Series shall mean the Trustee with respect to Notes of that Series.

Section 1.02 Other Definitions.

Term	Defined in Section
“Authentication Order”	2.03
“Covenant Defeasance”	8.03
“DTC”	2.04
“Event of Default”	6.01
“IFRS”	1.01
“Legal Defeasance”	8.02
“Paying Agent”	2.04
“Payment Default”	6.01
“Proceeding”	6.09
“Registrar”	2.04

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and are not otherwise defined herein have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more Series. All Notes of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Notes of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officer’s Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Notes may differ between Series in respect of any matters.

Section 2.02 Establishment of Terms of Series of Notes.

At or prior to the issuance of any Notes within a Series, the following shall be established (as to the Series generally, in the case of Section 2.02(a), and either as to such Notes within the Series or as to the Series generally, in the case of Sections 2.02(b) through 2.02(u)) by a Board Resolution, a supplemental indenture or an Officer’s Certificate:

(a) the title of the Series (which shall distinguish the Notes of that particular Series from the Notes of any other Series and which may be part of a Series of Notes previously issued);

(b) the price or prices (expressed as a percentage of the principal amount thereof) at which the Notes of the Series will be issued;

(c) any limit upon the aggregate principal amount of the Notes of the Series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Series pursuant to Section 2.07, 2.08, 2.11, 3.06 or 9.05);

(d) the date or dates on which the principal of the Notes of the Series is payable;

(e) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Notes of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

(f) the place or places where the principal of and interest, if any, on the Notes of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

(g) (i) if other than in U.S. dollars, the currency in which a Note is denominated, which may include any foreign currency or any composite of two or more currencies, and (ii) the currency or currencies in which payments on the Notes of the series are payable, if other than the currency in which the Note is denominated;

(h) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Notes of the Series may be redeemed, purchased or repaid, in whole or in part, at the option of the Issuer;

(i) the obligation, if any, of the Issuer to redeem, purchase or repay the Notes of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof upon the happening of any event and the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(j) the dates, if any, on which and the price or prices at which the Notes of the Series will be repurchased by the Issuer at the option of the Holders thereof and other detailed terms and conditions of such repurchase obligations;

(k) if other than denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000, the denominations in which the Notes of the Series shall be issuable;

(l) whether the Notes will be issuable as Global Notes, the terms and conditions, if any, upon which such Global Note may be exchanged in whole or in part for other individual Notes of such Series in definitive registered form, the Depositary for such Global Note and the form of any legend or legends to be borne by any such Global Note in addition to or in lieu of the legend set forth in Section 2.14(c);

(m) if other than the principal amount thereof, the portion of the principal amount of the Notes of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(n) the manner in which the amounts of payment of principal of or interest, if any, on the Notes of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

(o) any addition to or change in the Events of Default which applies to any Notes of the Series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 6.02;

(p) any addition to or change in the covenants set forth in Article 4 or 5 (and related defined terms) which applies to Notes of the Series;

(q) any depositories, interest rate calculation agents or other agents with respect to Notes of such Series if other than those appointed herein;

(r) the provisions relating to any security provided for the Notes of the Series;

(s) the subordination, if any, of the Notes of the Series pursuant to this Indenture;

(t) if and as applicable, the terms and conditions of any right to exchange for or convert Notes of the Series into shares of common stock or preferred stock of the Issuer; and

(u) any other terms of the Notes of the Series.

All Notes of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officer’s Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Notes of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officer’s Certificate.

The Notes of each Series shall be in such form as shall be established by or pursuant to a Board Resolution, supplemental indenture or Officer’s Certificate, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistent herewith, be determined by the officer executing such Notes, as evidenced by their execution of the Notes. If the form of Notes of any Series is established by action taken pursuant to a Board Resolution or Officer’s Certificate, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Authentication Order contemplated by Section 2.03 for the authentication and delivery of such Notes.

The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

Section 2.03 Execution and Authentication.

At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee or other authorized authenticating agent. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Notes for original issue in the principal amount provided in the Board Resolution, supplemental indenture or Officer’s Certificate, upon receipt by the Trustee of a written order of the Issuer signed by an Officer (an “Authentication Order”). Such Authentication Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Note shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture or an Officer’s Certificate.

The aggregate principal amount of Notes of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture or Officer’s Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.

Prior to the issuance of Notes of any Series, the Trustee shall have received and (subject to Section 7.01) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture or Officer’s Certificate establishing the form of the Notes of that Series or of Notes within that Series and the terms of the Notes of that Series or of Notes within that Series and (b) an Officer’s Certificate and an Opinion of Counsel complying with Section 12.04.

The Trustee shall have the right to decline to authenticate and deliver any Notes of such Series (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Notes.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

Section 2.04 Registrar and Paying Agent; Depositary.

The Issuer will maintain, with respect to each Series of Notes, at the place or places specified with respect to such Series pursuant to Section 2.02 an office or agency where Notes of such Series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of such Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of the Issuer’s Subsidiaries may act as Paying Agent or Registrar.

The Issuer hereby initially appoints The Depository Trust Company, New York, New York (“DTC”) to act as Depositary with respect to the Global Notes for each Series.

The Issuer hereby initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes for each Series unless another Registrar, Paying Agent or custodian of Global Notes for the Depositary, as the case may be, is appointed prior to the time Notes of that Series are first issued.

Section 2.05 Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of any Series or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Notes of such Series, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of any Series all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.06 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each Series of Notes and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of each Series of Notes and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.07 Transfer and Exchange.

Where Notes of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05).

Neither the Issuer nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Notes of any Series for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of Notes of that Series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange Notes of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

Section 2.08 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note of the same Series if the Trustee’s requirements are met. If required by the Trustee or the Issuer, such security or indemnity must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of such Series duly issued hereunder.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.08, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.09 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date of Notes of a Series, money sufficient to pay such Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest unless otherwise provided by a Board Resolution, a supplemental indenture or an Officer’s Certificate with respect to such Series.

In determining whether the Holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, notice, direction, waiver or consent hereunder, the principal amount of a Discount Note that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

Section 2.10 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a Series have concurred in any request, demand, authorization, notice, direction, waiver or consent, Notes of a Series owned by the Issuer or any Guarantor, or by any of their Affiliates, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such request, demand, authorization, notice, direction, waiver or consent, only Notes of a Series that a Responsible Officer in the Corporate Trust Office of the Trustee knows are so owned will be so disregarded.

Section 2.11 Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes of the same Series and date of Maturity in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer,

exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act) or return them to the Issuer. Certification of the destruction of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13 Defaulted Interest.

If the Issuer defaults in a payment of interest on a Series of Notes and such Notes provide for the payment of default interest, the Issuer will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such Notes on a subsequent special record date, in each case at the rate provided in such Notes. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders of the Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14 Global Notes.

(a) Terms of Securities. A Board Resolution, a supplemental indenture or an Officer’s Certificate shall establish whether the Notes of a Series shall be issued in whole or in part in the form of one or more Global Notes and the Depositary for such Global Note or Notes.

(b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 of the Indenture and in addition thereto, any Global Note shall be exchangeable pursuant to Section 2.07 of the Indenture for Notes registered in the names of Holders other than the Depositary for such Note or its nominee only if (i) such Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor Depositary within 90 days of such event, (ii) the Issuer executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Note shall be so exchangeable or (iii) an Event of Default with respect to the Notes represented by such Global Note shall have happened and be continuing. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Note with like tenor and terms. Except as provided in this Section 2.14(b), a Global Note may not be transferred except as a whole by the Depositary with respect to such Global Note to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c) Legend. Any Global Note issued hereunder shall bear a legend in substantially the following form:

“This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”

(d) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Note shall be made to the Holder thereof.

(f) Consents, Declaration and Directions. Except as provided in Section 2.14(d), the Issuer, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Notes of such Series represented by a Global Note as shall be specified in a written statement of the Depositary with respect to such Global Note, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.15 CUSIP Numbers.

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

The Issuer may, with respect to any Series of Notes, reserve the right to redeem the Series of Notes or may covenant to redeem the Series of Notes or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Notes. If a Series of Notes is redeemable and the Issuer wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Notes pursuant to the terms of such Notes, it shall notify the Trustee of the redemption date and the principal amount of Series of Notes to be redeemed. The Issuer shall give the notice at least 30 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

Section 3.02 Selection of Notes to Be Redeemed.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, if less than all of the Notes of a Series are to be redeemed, the Trustee will select such Notes for redemption except:

(1) if such Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed;

(2) if such Notes are not listed on any national securities exchange, in any manner that the Trustee deems fair and appropriate, which may include selection pro rata or by lot.

The Trustee shall make the selection from Notes of the Series outstanding not previously called for redemption.

In the event of partial redemption, the particular Notes to be redeemed will be selected, unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, not less than 30 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 and integral multiples of $1,000 in excess of $2,000 or, with respect to Notes of any Series issuable in other denominations pursuant to Section 2.02(k), the minimum principal denomination for each Series and integral multiples thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if less than $2,000 and/or not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

(a) Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, at least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of a Series or a satisfaction and discharge of this Indenture with respect to Notes of a Series pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes being redeemed; and

(9) any other information as may be required by the terms of the particular Series of Notes being redeemed.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter notice as may be acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price plus accrued interest to the redemption date.

Section 3.05 Deposit of Redemption Price.

On or before 10:00 a.m. Eastern Time on the redemption date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date interest will cease to accrue on the Notes or the portions of Notes of the Series called for redemption. If a Note of a Series is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note of a Series called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, if such Notes provide for the payment of default interest, to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in such Notes and such Notes provide for the payment of default interest.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note of the same Series equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuer covenants and agrees for the benefit of the Holders of each Series of Notes that the Issuer will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes of that Series on the dates and in the manner provided in such Notes and this Indenture. Principal, premium, if any, and interest, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

Section 4.02 Reports.

Unless this Section 4.02 is otherwise indicated to be inapplicable to the Notes of a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, the Issuer shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer also shall comply with the other provisions of TIA Section 314(a). For the avoidance of doubt, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer, as applicable, has filed such reports with the SEC via its Electronic Data Gathering and Retrieval System filing system and such reports are publicly available. The Issuer will notify the Trustee of the filing by email or otherwise.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

Section 4.03 Compliance Certificate.

(a) The Issuer and each Guarantor (to the extent that such Guarantor is so required under TIA Section 314(a)) shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, a brief certificate of the principal executive officer, principal financial officer or principal accounting officer of the Issuer and each Guarantor, as applicable, stating that in the course of performing their duties as officers of the Issuer and each Guarantor, as applicable, a review of the activities of the Issuer and the Issuer’s Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto; provided, however, that no notice need be delivered under this Section 4.03(b) if the Default or Event of Default has been cured prior to the time delivery of notice would have otherwise been required.

Section 4.04 Taxes.

The Issuer will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.05 Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Corporate Existence.

Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership, limited liability company or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Significant Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Issuer and its Significant Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Significant Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes or such action is otherwise permitted by this Indenture.

Section 4.07 Additional Note Guarantees.

Unless this Section 4.07 is otherwise indicated to be inapplicable to the Notes of a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, if any Subsidiary that is not a Guarantor incurs any Indebtedness (other than Indebtedness owing to the Issuer or another

Subsidiary or Non-Recourse Debt), including any guarantee of any Indebtedness of the Issuer or a Subsidiary (other than a guarantee of Indebtedness owing to the Issuer or a Subsidiary), then the Issuer shall cause such Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture in substantially the form set forth in Exhibit B hereto and a Note Guarantee in substantially the form set forth in Exhibit A hereto; and

(2) deliver to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture and Note Guarantee have been duly authorized, executed and delivered by such Subsidiary and constitute legal, valid, binding and enforceable obligations of such Subsidiary.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture. The Issuer may cause any other Subsidiary to issue a Note Guarantee and become a Guarantor. At any time all the Indebtedness and guarantees of Indebtedness of such Guarantor are repaid or released without further obligation by such Guarantor, such Guarantor need no longer be a Guarantor for purposes of this Section 4.07, and the Trustee shall promptly execute such documents and instruments as the Issuer or such Guarantor may request to evidence the termination of such Note Guarantee.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

Unless this Section 5.01 is otherwise indicated to be inapplicable to the Notes of a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, the Issuer will not: (i) consolidate or merge with or into another Person; or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and the Guarantors taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Issuer is the surviving entity; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

(3) immediately after such transaction, no Default or Event of Default exists.

This Section 5.01 will not apply to a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Issuer and the Guarantors, taken as a whole, in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and premium, if any, and interest on the Notes in the case of such a sale, assignment, transfer, conveyance, lease or other disposition.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

“Event of Default,” wherever used herein with respect to Notes of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officer’s Certificate it is provided that such Series shall not have the benefit of said Event of Default:

(1) default for 30 days in the payment when due of interest on with respect to, any Note of that Series;

(2) default in the payment when due (at Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, any Note of that Series;

(3) failure by the Issuer to comply with any of the other covenants in this Indenture (other than a covenant that has been included in this Indenture solely for the benefit of a Series of Notes other than that Series) and such failure continues for the period and after the notice specified below;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer, whether such Indebtedness now exists, or is created after the date of this Indenture, if that default

(A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness following the Stated Maturity of such Indebtedness (a “Payment Default”); or;

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates such amount as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate for a particular Series of Notes;

(5) the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Issuer or any of Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture), or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for 10 days; and

(8) any other Event of Default provided with respect to Notes of that Series, which is specified in a Board Resolution, a supplemental indenture or an Officer’s Certificate, in accordance with Section 2.02(o).

A Default under clause (3) shall not be an Event of Default until the Trustee or the holders of at least 25% in aggregate principal amount of the Notes of that Series then outstanding voting as a single class notify the Issuer and the Trustee of the Default and the Issuer does not cure the Default or it is not waived within 60 days after the receipt of the notice. The notice must specify the Default, demand that it be remedied to the extent consistent with law and state that the notice is a “Notice of Default.”

Section 6.02 Acceleration.

In the case of an Event of Default with respect to Notes of any Series at the time outstanding specified in clause (5) or (6) of Section 6.01 hereof with respect to the Issuer all outstanding such Notes will become due and payable immediately without further action or notice. If any other Event of Default with respect to Notes of any Series at the time outstanding occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount or, if any Notes of that Series are Discount Notes, such portion of the principal amount as may be specified in the terms of such Notes) of the then outstanding Notes of such Series may declare all such Notes to be due and payable immediately.

Upon any such declaration, the Notes of such Series shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series by written notice to the Trustee may, on behalf of all of the Holders of such Notes, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such Notes (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default with respect to the Notes of a Series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such Notes or to enforce the performance of any provision of such Notes or this Indenture.

The Trustee may maintain a proceeding with respect to the Notes of a Series even if it does not possess any of such Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default with respect to the Notes of a Series shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default with respect to such Notes. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series by notice to the Trustee may on behalf of the Holders of all of such Notes waive an existing Default or Event of Default with respect to such Notes and its consequences hereunder, except a continuing Default or Event of Default with respect to such Notes in the payment of the principal of, premium, if any, or interest on, such Notes. Upon any such waiver, such Default with respect to such Notes shall cease to exist, and any Event of Default with respect to such Notes arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default with respect to such Notes or impair any right with respect to such Notes consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such Series or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

A Holder of Notes of a Series may pursue a remedy with respect to this Indenture or the Notes of such Series only if:

(1) such Holder has previously given the Trustee written notice that an Event of Default with respect to such Notes is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note of a particular Series may not use this Indenture to prejudice the rights of another Holder of a Note of that Series or to obtain a preference or priority over another Holder of a Note of that Series.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing with respect to Notes of a Series, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of and premium, if any, and interest remaining unpaid on, such Notes and, if such Notes provide for the payment of default interest, interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any liquidation, dissolution, bankruptcy, insolvency, reorganization, receivership or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors, any marshalling of assets or liabilities, or winding up or dissolution, not include any transaction permitted by and made in compliance with Article 5 (each of the foregoing, a “Proceeding”) and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any Proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any Proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable and documented attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes of any Series.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take with respect to Notes of any Series in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Responsible Officer of the Trustee.

(j) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request, and in the absence of bad faith, willful misconduct or negligence on its part, rely upon an Officer’s Certificate and an Opinion of Counsel.

(k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; provided, however, that the Trustee’s conduct does not constitute bad faith, willful misconduct or negligence.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Notes of a Series and if it is known to the Trustee, the Trustee will mail to Holders of such Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, or interest on any Note of a Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of such Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes of a Series remain outstanding, the Trustee will mail to the Holders of such Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes of a Series will be mailed by the Trustee to the Issuer and filed by the Trustee with the SEC and each stock exchange on which such Notes are listed in accordance with TIA § 313(d). The Issuer will promptly notify the Trustee when Notes of any Series are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuer and the Guarantors will jointly and severally indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable and documented costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its bad faith, willful misconduct or negligence. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable and documented fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes of a Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes of such Series. Such lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign with respect to the Notes of one or more Series in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series may remove the Trustee with respect to such Series by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee with respect to the Notes of one or more Series if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a Custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer with respect to such Series.

(d) If a successor Trustee with respect to the Notes of a Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of such Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee with respect to the Notes of a Series, after written request by any Holder of the applicable Series who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee with respect to each Series of Notes for which it is acting as Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders of each such Series. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

Unless this Section 8.01 is otherwise indicated to be inapplicable to the Notes of a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, the Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Notes and Note Guarantees of a Series upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Unless this Section 8.02 is otherwise indicated to be inapplicable to the Notes of a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) of such Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees) of such Series, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes of such Series, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes of such Series to receive payments in respect of the principal of or premium, if any, or interest on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Unless this Section 8.03 is otherwise indicated to be inapplicable to the Notes of a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.05, 4.06 and 4.07 and Section 5.01 hereof as well as any additional covenants for a particular Series of Notes contained in a

Board Resolution, a supplemental indenture or an Officer’s Certificate delivered pursuant to Section 2.02(u) with respect to the outstanding Notes of such Series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such Series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such Series (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees of such Series, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees of such Series will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or Section 8.03 hereof:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Series, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of and premium, if any, and interest on the outstanding Notes of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes of such Series are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that:

(A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default with respect to Notes of such Series shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes of such Series over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer; and

(7) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of such Series will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of such Series.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or premium, if any, or interest on any Note of such Series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Sections 8.02 or 8.03 hereof, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and Note Guarantees of the applicable Series will be revived and reinstated as though no deposit had occurred pursuant to Sections 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.02 or 8.03 hereof, as the case may be; provided that if the Issuer make any payment of principal of or premium, if any, or interest on any Note of such Series following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors (except for amendments or supplements pursuant to clause (12) below) and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees of one or more Series without the consent of any Holder of such Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to comply with Article 5;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes of a Series, that would surrender any right, power or option conferred by this Indenture on the Issuer or that does not adversely affect in any material respect the legal rights of any Holder of such Notes;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to conform the text of this Indenture (only with respect to such Series) or any Board Resolution, supplemental indenture or Officer’s Certificate with respect to the Notes of such Series to the description of notes contained in the offering document pursuant to which such Notes were offered;

(7) to provide for the issuance of and establish the form and terms and conditions of Notes of any Series as permitted by this Indenture;

(8) in the case of subordinated Notes, to make any change in the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions; provided that such change is made in accordance with the provisions of such senior Indebtedness;

(9) to add to, change or eliminate any of the provisions of this Indenture with respect to Notes of a Series; although no such addition, change or elimination may apply to Notes of a Series created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a Holder of any Note with respect to such provision, unless the amendment becomes effective only when there is no outstanding Note of a Series created prior to such amendment and entitled to the benefit of such provision;

(10) to secure the Issuer’s obligations under the Notes and this Indenture;

(11) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(12) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes and to release Guarantors from the Note Guarantee in accordance with the terms of this Indenture.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture and make any further appropriate agreements and stipulations that may be therein contained unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

Section 9.02 With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes and the Note Guarantees of a Series with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such Series voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the

Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture and make any further appropriate agreements and stipulations that may be therein contained unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplemental indenture or waiver, but it is sufficient if such consent approves the substance thereof.

After a supplemental indenture or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby, a notice briefly describing the supplemental indenture or waiver. Any failure by the Issuer to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

After an amendment, supplemental indenture or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplemental indenture or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes of a Series then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or such Notes or the Note Guarantees.

(b) Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, without the consent of each Holder of Notes affected (whether in aggregate holding a majority in principal amount of Notes or not), an amendment, supplemental indenture or waiver may not be made that, as to any non-consenting Holder of Notes:

(1) reduces the percentage of principal amount of outstanding Notes whose Holders must consent to an amendment, supplemental indenture or waiver;

(2) reduces the rate of or changes the time for payment of interest on any Note;

(3) reduces the principal amount of or the premium, if any, on any Note or changes the Stated Maturity of any Note;

(4) in the case of any subordinated Notes, makes any change in the provisions of this Indenture relating to subordination that adversely affects the rights of any Holder under such provisions;

(5) reduces the principal amount of Discount Notes payable upon acceleration of the maturity thereof;

(6) waives a Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes of any Series by the Holders of at least a majority in principal amount of the outstanding Notes of such Series and a waiver of the payment default that resulted from such acceleration);

(7) makes any Note payable in money other than that stated in the Notes;

(8) makes any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(9) waives a redemption payment with respect to any Note or changes any of the provisions with respect to the redemption of any Notes;

(10) releases any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(11) makes any change in the amendment and waiver provisions of this Section 9.02(b).

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplemental indenture to this Indenture or the Notes of one or more Series will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of such Note and every subsequent Holder of such Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on such Note. However, any such Holder of a Note or subsequent Holder of such Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplemental indenture or waiver becomes effective. An amendment, supplemental indenture or waiver becomes effective in accordance with its terms and thereafter binds every Holder of each Series affected by such amendment, supplemental indenture or waiver unless it is of the type described in any of clauses (1) through (10) of Section 9.02(b), in which the amendment, supplemental indenture or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplemental indenture or waiver on any Note of such Series thereafter authenticated. The Issuer in exchange for all Notes of that Series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes of that Series that reflect the amendment, supplemental indenture or waiver.

Failure to make the appropriate notation or issue a new Note of that Series will not affect the validity and effect of such amendment, supplemental indenture or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

NOTE GUARANTEES

Unless this Article 10 is otherwise indicated to be inapplicable to the Notes of a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, the provisions of this Article 10 shall apply to all Series of the Notes.

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1) principal of and premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and, if a Series of Notes provides for the payment of default interest, interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor set forth in Section 10.01 hereof not constitute a fraudulent transfer or conveyance for purposes of federal or state law to the extent applicable to such Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit A hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, except as otherwise provided in this Section 10.04, no Guarantor may (i) consolidate or merge with or into another Person; or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; in each case other than the Issuer or another Guarantor, unless:

(1) (a) subject to this Section 10.04, the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made unconditionally assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee or (b) such transaction will result in a release of the Note Guarantee pursuant to Section 10.05; and

(2) immediately after giving effect to such transaction, no Default or Event of Default exists.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Guarantor, and upon the assumption by the successor Person (in each case other than the Issuer or another Guarantor), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clause (1) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into an Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

Section 10.05 Releases.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate,

(a) In the event of any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Guarantor, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Issuer or a Guarantor, then such Guarantor (in the event of a merger or consolidation or a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Issuer to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale, assignment, transfer, lease, conveyance or other disposition was made by the Issuer in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(b) Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and premium, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officer’s Certificate, this Indenture will be discharged and will cease to be of further effect (except as hereinafter provided in this Section 11.01) with respect to the Notes of a Series and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to all Notes of such Series issued hereunder, when:

(1) either:

(a) all Notes of such Series that have been authenticated, except lost, stolen or destroyed Notes of such Series that have been replaced or paid and Notes of such Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all Notes of such Series that have not been delivered to the Trustee for cancellation

1. have become due and payable,

2. will become due and payable at their Stated Maturity within one year,

3. are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, or

4. are deemed paid and discharged pursuant to Section 8.02 hereof,

and the Issuer or any Guarantor, in the case of 1, 2 or 3 above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Notes of such Series, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Notes not delivered to the Trustee for cancellation, including all principal, premium, if any, and interest (in the case of Notes of such Series that have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(2) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to Notes of such Series; and

(3) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such Series at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of Notes of such Series have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1) of this Section 11.01, the provisions of Sections 2.04, 2.07, 2.08, 8.06 and 11.02 hereof and this Section 11.01 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture with respect to Notes of such Series.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof with respect to the Notes of a Series shall be held in trust and applied by it, in accordance with the provisions of the Notes of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 11.03 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Section 11.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and any Guarantors’ obligations under this Indenture with respect to Notes of such Series and the Notes of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with this Section 11.03; provided that if the Issuer has made any payment of principal of or premium, if any, or interest on any Notes of such Series following of the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 12.02 Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

International Coal Group, Inc. 300 Corporate Centre Drive Scott Depot, WV 25560
	Attention:	Roger L. Nicholson
Senior Vice President, Secretary and General Counsel

With a copy to:

Jones Day 222 East 41st Street New York, NY 10017 Facsimile No.: (212) 755-7306
	Attention:	Randi L. Strudler, Esq.

If to the Trustee:

Facsimile No.:
	Attention:	Corporate Trust Administration

With a copy to:

Facsimile No.:
Attention:

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Series or any defect in it will not affect its sufficiency with respect to other Holders of that or any other Series.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

Holders of a Series may communicate pursuant to TIA § 312(b) with other Holders of that or any other Series with respect to their rights under this Indenture or the Notes of that Series or all Series. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than in connection with the Authentication Order, dated the date hereof, and delivered to the Trustee in connection with the issuance of the Notes), the Issuer shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided that an Opinion of Counsel can rely as to matters of fact on an Officer’s Certificate or a certificate of a public official.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of one or more Series. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES AND THE NOTE GUARANTEES.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04 hereof.

Section 12.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture and in separate counterparts, each of which will be deemed to be an original and all of them together shall constitute one and the same agreement.

Section 12.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following pages]

SIGNATURES

Dated as of

ISSUER:

INTERNATIONAL COAL GROUP, INC.

By:
Name:
Title:

GUARANTORS:

BRONCO MINING COMPANY, INC.

By:
Name:
Title:

COALQUEST DEVELOPMENT LLC

By:
Name:
Title:

HAWTHORNE COAL COMPANY, INC.

By:
Name:
Title:

HUNTER RIDGE, INC.

By:
Name:
Title:

HUNTER RIDGE COAL COMPANY

By:
Name:
Title:

HUNTER RIDGE HOLDINGS, INC.

By:
Name:
Title:

ICG, INC.

By:
Name:
Title:

ICG, LLC

By:
Name:
Title:

ICG ADDCAR SYSTEMS, LLC

By:
Name:
Title:

ICG BECKLEY, LLC

By:
Name:
Title:

ICG EAST KENTUCKY, LLC

By:
Name:
Title:

ICG EASTERN, LLC

By:
Name:
Title:

ICG EASTERN LAND, LLC

By:
Name:
Title:

ICG HAZARD, LLC

By:
Name:
Title:

ICG HAZARD LAND, LLC

By:
Name:
Title:

ICG ILLINOIS, LLC

By:
Name:
Title:

ICG KNOTT COUNTY, LLC

By:
Name:
Title:

ICG NATURAL RESOURCES, LLC

By:
Name:
Title:

ICG TYGART VALLEY, LLC

By:
Name:
Title:

JULIANA MINING COMPANY, INC.

By:
Name:
Title:

KING KNOB COAL CO., INC.

By:
Name:
Title:

MARINE COAL SALES COMPANY

By:
Name:
Title:

MELROSE COAL COMPANY, INC.

By:
Name:
Title:

PATRIOT MINING COMPANY, INC.

By:
Name:
Title:

POWELL MOUNTAIN ENERGY, LLC

By:
Name:
Title:

SIMBA GROUP, INC.

By:
Name:
Title:

UPSHUR PROPERTY, INC.

By:
Name:
Title:

VINDEX ENERGY CORPORATION

By:
Name:
Title:

WHITE WOLF ENERGY, INC.

By:
Name:
Title:

WOLF RUN MINING COMPANY

By:
Name:
Title:

TRUSTEE

By:
Name:
Title:

Exhibit A

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of                     , 20     (the “Indenture”) among International Coal Group, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and                     , as trustee (the “Trustee”), (a) the due and punctual payment of the principal of and premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

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Exhibit B

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , 20    , among                      (the “Guaranteeing Subsidiary”), a subsidiary of International Coal Group, Inc. (or its permitted successor), a Delaware corporation (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and                     , as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of                     , 20     providing for the issuance of     %              Notes due 20     (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

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8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

,
as Trustee

By:
Name:
Title:

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